Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOSANO PHARMA REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

FREMONT, CA, November 9, 2015 – Zosano Pharma Corporation (NASDAQ: ZSAN), a clinical-stage specialty pharmaceutical company, today announced financial results for the three months ended September 30, 2015.

“We had a very eventful third quarter with updates on all programs. We are particularly pleased with our progress in building the depth and breadth of our organization and our clinical development advancements,” said Vikram Lamba, Zosano’s Chief Executive Officer. “With the successful completion of our Phase 2 clinical trial on ZP-Glucagon with efficacy data demonstrating the patch’s rapid onset of action – and positive Phase 1 clinical trial data on ZP-Triptan showing good safety performance and achieving rapid absorption consistently across multiple doses of our patch, we have repeatedly demonstrated the ability of our technology to deliver product candidates with a fast onset.”

Recent Business Highlights

•	In September, we appointed Konstantinos Alataris, Ph.D., as President and Chief Operating Officer to broaden our leadership base as our pipeline of drug candidates advances into later-stage clinical development. During the third quarter, we also continued to build our clinical and regulatory organization with multiple key hires to support further development.

•	In October, we announced positive Phase 2 clinical trial results for ZP-Glucagon program for treatment of severe hypoglycemia, representing a potentially superior therapeutic delivery option for patients with Type 1 diabetes.

•	In November, we announced positive Phase 1 clinical trial results for our ZP-Triptan program for treatment of migraine. The ZP-Triptan patch was well tolerated and achieved rapid absorption compared to the zolmitriptan tablet, which is expected to translate to fast pain relief for migraine patients.

Financial Results for the Quarter Ended September 30, 2015

•	We had a net loss for the third quarter of 2015 of $8.6 million, or $0.72 per share on a basic and diluted basis, compared with a net loss of $3.7 million, or $0.72 per share on a basic and diluted basis for the third quarter of 2014.

•	We had no revenue for the third quarter of 2015, compared with $0.4 million of revenue in the third quarter of 2014. The decrease was primarily due to the completion of the feasibility study and the conclusion of work under our collaboration agreement with Novo Nordisk.

•	Research and development (R&D) expenses for the third quarter of 2015 were $6.6 million, compared with $2.6 million in the third quarter of 2014. The increase was primarily due to higher clinical and manufacturing costs for our various product candidates.

•	General and administrative (G&A) expenses for the third quarter of 2015 were $1.7 million, compared with $0.9 million in the third quarter of 2014. The increase was primarily due to additional general and administrative personnel costs in support of our expanded operations and expenses associated with being a public company.

•	As of September 30, 2015, we had cash, cash equivalents and marketable securities of $43.9 million. Total debt as of September 30, 2015, was $15.2 million.

Company to Host Conference Call

In connection with the earnings release, Zosano Pharma will host a conference call and live audio webcast at 4:30 p.m. EST today to discuss the results, and give an update on the Company’s progress.

Conference Call Information:

Date: Monday, November 9, 2015

Time: 4:30 p.m. EST

Domestic Dial-in Number: (866) 410-5537

International Dial-in Number: (704) 908-0329

Conference ID: 73255939

Live webcast: http://edge.media-server.com/m/p/w4aoknqy

A live audio webcast of the call will also be available on the Investors section of the Company’s website, www.zosanopharma.com. A webcast replay will be available for 30 days on the Zosano Pharma website, www.zosanopharma.com.

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver drug formulations through the skin for the treatment of a variety of indications. Zosano Pharma’s microneedle patch system offers rapid onset, consistent drug delivery, improved ease of use and room-temperature stability, benefits that the company believes often are unavailable using oral formulations or injections. Zosano Pharma’s microneedle patch system has the potential to deliver numerous medications for a wide variety of indications in commercially attractive markets. It has been tested in more than 400 patients with over 30,000 patches successfully applied to humans in Phase 1 and Phase 2 clinical studies. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the timing of clinical trial data and other expectations, beliefs and future events. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in Zosano Pharma Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with Securities and Exchange Commission on March 26, 2015. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano Pharma and Zosano Pharma assumes no obligation to update any such forward-looking statements, except as required by law.

Zosano Contact:

Vikram Lamba

Chief Executive Officer

510-745-1200

Investor Contact:

Patti Bank

Westwicke Partners

415-513-1284

patti.bank@westwicke.com

Media Contact:

Jamie Lacey-Moreira

PressComm PR, LLC

410-299-3310

jamielacey@presscommpr.com

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ZOSANO PHARMA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
License fees revenue	$—	$176	$170	$1,819
Collaborative development support services	—	198	143	662

Total revenue	—	374	313	2,481

Operating expenses:
Cost of license fees revenue	—	—	—	100
Research and development	6,627	2,587	14,701	8,230
General and administrative	1,719	894	4,797	3,208

Total operating expenses	8,346	3,481	19,498	11,538

Loss from operations	(8,346)	(3,107)	(19,185)	(9,057)
Interest and other expenses	(273)	(576)	(1,596)	(907)

Net loss	$(8,619)	$(3,683)	$(20,781)	$(9,964)

Net loss per common share – basic and diluted	$(0.72)	$(0.72)	$(1.85)	$(1.95)

Weighted-average shares used in computing net loss per common share – basic and diluted	11,961	5,138	11,230	5,121

SELECTED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
Cash and cash equivalents	$4,875	$1,214
Marketable securities	39,021	—
Total current assets	39,516	1,636
Total assets	53,023	13,343
Secured promissory notes, current*	1,958	1,408
Related parties convertible notes**	—	7,362
Long-term debt	13,264	13,291
Total liabilities	19,128	26,744
Stockholders’ equity (deficit)	33,895	(13,401)

*	In June 2015, the company entered into an amendment to its loan and security agreement with Hercules Technology Growth Capital, Inc. to increase the aggregate principal amount of the loan to $15.0 million. Upon the execution of the amendment, the company used approximately $11.4 million of the loan proceeds to prepay all amounts owing under the secured promissory note held by BMV Direct SOTRS LP, a stockholder of the company and an affiliate of BioMed Realty Holdings, Inc.
**	In January 2015, upon the closing of the company’s initial public offering of common stock, the principal and all unpaid and accrued interest on each convertible promissory note outstanding as of January 30, 2015, which totaled $7.4 million, automatically converted into shares of common stock, resulting in the liability for such notes being reclassified to permanent equity.